Exhibit 10.16
GUARANTY OF LEASE
     This GUARANTY OF LEASE (“Guaranty”) is made as of November 1, 2006, by BUFFETS, INC., a Minnesota corporation (“Guarantor”), to FIGRYANF LLC, a Delaware limited liability company (“Landlord”), with reference to the following facts:
     A. Landlord and FIRE MOUNTAIN RESTAURANTS, LLC, a Delaware limited liability company ((“Fire Mountain”), together with its successors and assigns, including without limitation any assignee of any of its interest under the Lease, the “Tenant”) have entered into that certain Master Land and Building Lease (as the same may be amended from time to time pursuant to the terms thereof, the “Lease”) regarding certain “Demised Premises” as defined in the Lease. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
     B. Fire Mountain is an indirect 100% owned subsidiary of Guarantor.
     C. Landlord would not enter into the Lease but for the execution and delivery of this Guaranty by Guarantor. Guarantor is willing to execute this Guaranty for the express and intended purposes of inducing Landlord enter into the Lease.
     D. Guarantor will benefit from the execution of the Lease. Guarantor is executing this Guaranty in consideration of that anticipated benefit.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Guarantor hereby agrees as follows:
     1. Guaranty. Guarantor hereby absolutely and unconditionally guarantees to Landlord the full, prompt and faithful performance by Tenant of all Tenant’s Obligations (as defined below). As used herein, “Tenant’s Obligations” means all covenants, terms, and conditions of the Lease, and any extensions, modifications or renewals thereof, to be hereafter performed and kept by Tenant, including without limitation the prompt payment of all amounts that Tenant may at any time owe under the Lease, and any extensions, renewals or modifications thereof.
     2. Independent Obligations. Guarantor’s obligations hereunder are independent of the obligations of Tenant, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action or actions are brought against Tenant and whether or not Tenant shall be joined in any such action or actions.
     3. Rights of Landlord. Guarantor authorizes Landlord, without notice or demand and without affecting its liability hereunder, from time to time to (a) extend, accelerate, or otherwise change the time for any payment provided for in the Lease, or any covenant, term or condition of the Lease, delay enforcing Landlord’s remedies or rights against Tenant in connection with the Lease, and consent to any assignment, subletting or reassignment of the

Lease, (b) take and hold security for any payment provided for in the Lease or for the performance of any covenant, term or condition of the Lease, or exchange, waive or release any such security; and (c) apply such security and direct the order or manner of sale thereof as Landlord in its sole discretion may determine. Landlord may without notice assign this Guaranty, the Lease, or the rents and other sums payable thereunder. Notwithstanding any termination, renewal, extension, or holding over of the Lease, or any assignment of the Lease by Landlord or Tenant, this Guaranty shall continue until all of Tenant’s Obligations have been fully and completely performed by Tenant.
     Guarantor shall not be released by any act or event which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of the Landlord or its failure to proceed promptly or otherwise as against Tenant or Guarantor, or by reason or any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of Guarantor as against Tenant, or by reason of any further dealings between Tenant and Landlord, whether relating to the Lease or otherwise, and Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, or agreements. It is the purpose and intent of this Guaranty that the obligations of Guarantor hereunder are absolute and unconditional under any and all circumstances. Notwithstanding any provision hereof to the contrary, Guarantor shall be released and discharged of its obligations hereunder if and to the same extent as Tenant is released or discharged of its obligations under the Lease with the consent of Landlord or in accordance with the terms of the Lease. The foregoing sentence shall in no way affect any waivers or any bankruptcy provisions set forth herein.
     Guarantor further agrees that to the extent Tenant or Guarantor makes any payment to Landlord in connection with Tenant’s Obligations and all or any part of such payment is subsequent invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Landlord or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Landlord, Tenant’s Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if such Preferential Payment had not been made.
     4. Guarantor’s Representations and Warranties.
          (a) Qualification and Authority. Guarantor is a company duly organized, validly existing and in good standing under the laws of Delaware. Guarantor has the right, power, and authority to execute, deliver, and perform this Guaranty. This Guaranty, when executed and delivered by Guarantor, shall constitute the valid and binding agreement of Guarantor, and shall be enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. All requisite authorizations, consents, resolutions and actions on the part of Guarantor have been or will prior to the date hereof be obtained, adopted or taken, as applicable, by Guarantor in connection with making and entering into this Guaranty. Neither this Guaranty nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Guarantor is a party or to which Seller is bound.
          (b) Bankruptcy. Neither Guarantor nor any entity or person in Control of, having Control over, or under common Control with Guarantor, regardless of the number of tiers of ownership, is bankrupt under the Federal Bankruptcy Code, or has filed for protection or relief under any applicable bankruptcy or creditor protection statute or has been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute. Guarantor is not entering into the transactions described in this Agreement with an intent to defraud any creditor or to prefer the rights of one creditor over any other. As used in this Agreement, “Control” means ownership of voting securities sufficient to elect a majority of the board of directors of a corporation, or analogous ownership interests of non-corporate entities.
          (c) Contractual Obligations. Guarantor is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any contractual obligation of Seller beyond any applicable notice and cure period, and to Guarantor’s knowledge, no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.
          (d) Disclosure. No financial statements or any other document, certificate or written statement furnished to Landlord by Guarantor and, to the knowledge of Guarantor, no document or statement furnished by any third party on behalf of Seller, for use in connection with this Guaranty or the transactions contemplated herein, when taken as a whole, contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact known to Guarantor that has had or will have a Material Adverse effect (as defined below) and that has not been disclosed in writing to Buyer by Seller or by any third party on behalf of Guarantor. As used herein, “Material Adverse Effect” means (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Guarantor or Tenant, with respect to such party, when taken as a whole, or (B) the material impairment of the ability of Guarantor to perform its obligations under this Guaranty, or (C) the material impairment of Landlord’s rights or remedies under the Guaranty. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.
          (e) Suits, Judgments and Liens. There are no lawsuits, claims, suits, or legal, administrative or other proceedings or investigations pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor, nor to Guarantor’s knowledge, is there any basis for any of the same, and there are no lawsuits, suits or legal, administrative or other proceedings pending in which Guarantor is the plaintiff or claimant and which relate to any Property; and there is no action, suit or legal, administrative or other proceeding pending or, to Guarantor’s knowledge, threatened which questions the legality or propriety of the transactions contemplated by the Guaranty.

     Whenever in this Guaranty, or in any document or certificate executed on behalf of Guarantor pursuant to this Guaranty, reference is made to the knowledge of Guarantor (whether by use of the words “knowledge” or “known”, or other words of similar meaning), such shall be deemed to referred to the actual knowledge of the following individuals, which individuals Guarantor represents and warrants to Landlord have significant responsibility for any one or more of policy making, major decisions or financial affairs of Guarantor: (i) Mr. Michael Andrews, (ii) Mr. Damon Fraser and (iii) Mr. Fred T. Grant, Jr.
     5. Guarantor’s Financial Covenants. Guarantor shall provide, or cause to be provided, to Landlord the following financial statements and information, all of which must be in a form reasonably acceptable to Landlord:
          (a) promptly and in any event within ninety (90) days after the end of each Fiscal Year, (i) audited statements of financial position of Guarantor as of the end of each such Fiscal Year, including a balance sheet, statement of income, statement of shareholder’s equity (deficit) and statement of cash flows for such Fiscal Year (“Annual Financial Statements”), which Annual Financial Statements shall be duly certified by an officer of Guarantor to fairly represent the financial condition of Guarantor, as of the date thereof provided, in no event however, will such information be provided before any applicable SEC 10K filings are made (provided further, however, that in the event that Guarantor fails to file its SEC 10K within ninety (90) days after any Fiscal Year, Guarantor shall be obligated to deliver (A) on or before the ninetieth (90th) day after the end of such Fiscal Year, financial statements of Guarantor regarding the fourth Fiscal Quarter of such Fiscal Year, including a balance sheet and statement of profits and losses for such Fiscal Quarter and (B) on the date Guarantor files its SEC 10K, the Annual Financial Statements, which statements shall be duly certified by an officer of Guarantor to fairly represent the financial condition of Guarantor, as of the date thereof), prepared by Guarantor in accordance with generally accepted accounting principles as in effect in the United States of America from time to time (“GAAP”), and accompanied by a statement of a nationally recognized accounting firm acceptable to Landlord in its sole discretion that such financial statements present fairly, in all material respects, the financial condition of Guarantor as of the end of the Fiscal Year being reported on and that the results of the operations and cash flows for such year were prepared, and are being reported on, in conformity with GAAP, and (ii) such other information of Guarantor reasonably requested by Landlord in form and substance reasonably acceptable to Landlord;
          (b) promptly and in any event within forty-five (45) days after the end of each Fiscal Quarter, for Fiscal Quarters 1-3, (i) quarterly statements of the financial position of Guarantor, including a balance sheet, a statement of profits and losses, and a statement showing the cash flows for the previous twelve (12) month period, such quarterly statements of financial position to be certified by an officer of Guarantor to fairly represent the financial condition of Guarantor as of the date thereof and to have been prepared and reported in conformity with GAAP and (ii) a compliance certificate from Guarantor, in form and substance reasonably acceptable to Landlord and such other financial information of Guarantor reasonably requested by Landlord supporting the statements contained in any such compliance certificate;
          (c) any financial statements distributed to any secured lender of Guarantor within five (5) business days after such distribution; and

          (d) such other information with respect to the Guarantor that may be reasonably requested from time to time by Landlord, within a reasonable time after the applicable request.
          “Fiscal Year” shall mean a fiscal year from approximately July to June and “Fiscal Quarter” shall mean approximately July through September, approximately October through December, approximately January through March, and approximately April through June. The last day of each Fiscal Year is the Wednesday closest to June 30th.
          Notwithstanding any provision in this Guaranty to the contrary, for purposes of delivery of the financial statements and information required to be delivered by Guarantor under this Guaranty, Landlord agrees that Guarantor’s obligations for the delivery thereof shall be satisfied by a single delivery of such financial statements and information to Drawbridge Special Opportunities Fund LP, 1345 Avenues of the Americas, 46th Floor, New York, NY 10105, Attention: Constantine M. Dakolias, CCO and Glenn P. Cummins, CFO with a copy to Fortress Investment Group, 5221 N. O’Connor Boulevard, Suite 700, Irving, Texas 75039 (collectively “Drawbridge”) and Drawbridge will make such financial statements and other information available to the Landlord under this Guaranty; provided however, if Landlord is no longer an affiliate of Drawbridge, then this provision shall no longer apply.
          Guarantor acknowledges that Landlord must comply with certain financial audit requirements and Landlord will suffer damages from Guarantor’s failure to deliver any of the financial information required in Subsections 5(i) though (v) (the “Key Financial Statements”) as and when due. If Guarantor fails to deliver any Key Financial Statements as and when due, subject to Force Majeure, Guarantor shall pay Landlord a fee equal to US$500 for each missing Key Financial Statement per each day that Guarantor has failed to deliver any such Key Financial Statements (the “Financial Statements Default Fee”). The Financial Statements Default Fee (y) shall be immediately due and payable without notice or demand by Landlord and (z) is in addition to, and not in lieu of, any other remedy of Landlord under this Guaranty regarding Guarantor’s failure to deliver the Key Financial Statements. Guarantor’s payment of the Financial Statements Default Fee does not cure any default caused by the failure to deliver any Key Financial Statement in a timely manner.
     6. Waiver of Defenses. Guarantor waives (a) any right to require Landlord to (i) proceed against Tenant or any other person or entity; (ii) proceed against or exhaust any security held from Tenant or Guarantor; (iii) pursue any other remedy in Landlord’s power against Tenant which Guarantor cannot itself pursue, and which would lighten its burden; (b) all statutes of limitation as a defense to any action brought against Guarantor by Landlord to the fullest extent permitted by law; (c) any defense based upon any legal disability of Tenant, or any discharge or limitation of the liability of Tenant to Landlord, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other similar cause; (d) presentment, demand, protest and notice of any kind; and (e) any defense based upon or arising out of any defense which Tenant may have to the payment or performance of any part of Tenant’s Obligations, other than any defense arising under the express terms of the Lease. Guarantor waives all demand and notices, including demands for performance, notices of non-performance, notices of non-payment and notice of acceptance of this Guaranty.

     7. Effect of Tenant’s Bankruptcy. Without limiting anything contained in Section 4 of this Guaranty, the liability of Guarantor under this Guaranty shall in no way be affected by: (a) the release or discharge of Tenant in any creditor proceeding, receivership, bankruptcy or other proceeding; (b) the impairment, limitation, or modification of Tenant’s liability or the estate, or of any remedy for the enforcement of Tenant’s liability, which may result from the operation of any present or future provision of the Bankruptcy Code (Title 11 of the United States Code, as amended; 11 U.S.C. §§ 101-1330) or any bankruptcy, insolvency, debtor relief statute (state or federal), any other statute, or from the decision of any court; (c) the rejection or disaffirmance of the Lease, or any portion of the Lease, in any such proceeding; (d) the cessation, from any cause whatsoever, whether consensual or by operation of law, of Tenant’s liability to Landlord resulting from any such proceeding; or (e) the modification or replacement of Tenant’s Obligations in any such proceeding.
     8. Waiver of Subrogation.
          (a) Notwithstanding any other provision of this Guaranty to the contrary, until Tenant’s Obligations are fully performed and paid, during the continuance of an Event of Default, Guarantor hereby waives any claims or other rights which Guarantor may now have or hereafter acquire against Tenant or any other guarantor of all or any of Tenant’s Obligations, which claims or other rights arise from the existence or performance of Guarantor’s obligations under this Guaranty (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Landlord against Tenant or any collateral which Landlord now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from Tenant, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provision, any amount shall be paid to Guarantor on account of any Guarantor’s Conditional Rights and either (i) such amount is paid to Guarantor at any time when Tenant’s Obligations shall not have been paid or performed in full during the continuance of an Event of Default, or (ii) regardless of when such amount is paid to Guarantor, any payment made by Tenant to Landlord is at any time determined to be a Preferential Payment, then such amount paid to Guarantor shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied upon Tenant’s Obligations, whether matured or unmatured, in such order as Landlord, in its sole and absolute discretion, shall determine.
          (b) During the continuance of an Event of Default, to the extent that any of the provisions of subsection (a) of this Section 8 shall not be enforceable, Guarantor agrees that until such time as Tenant’s Obligations have been paid and performed in full and the period of time has expired during which any payment made by Tenant or Guarantor to Landlord may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Landlord’s right to full payment and performance of Tenant’s Obligations, and Guarantor shall not enforce Guarantor’s Conditional Rights during such period.
     9. Costs and Expenses. If Guarantor fails to perform any of its obligations under this Guaranty or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Guaranty, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgement in its favor under this Guaranty shall be recoverable separately from and in addition to any other amount included in such judgement, and such attorney’s fees’ obligation is intended to be severable from the other provisions of this Guaranty and to survive and not be merged into any such judgement.
     10. Notices.
          (a) Any notice, demand or request by Landlord to Guarantor shall be in writing and shall be deemed to have been duly given or made if given or served by Landlord, (i) by hand delivery to Guarantor, or (ii) by delivery to Guarantor via overnight courier such as Federal Express, or (iii) by delivery to Guarantor via certified or registered mail addressed to Guarantor at the following address:
Buffets, Inc.
c/o Buffet Holdings, Inc.
1460 Buffet Way
Eagan, Minnesota 55121
Attention: Mike Andrews, CEO
Telephone: (651) 365-2626
Facsimile: (651) 365-2721
with a copy to:
Buffets, Inc.
c/o Buffet Holdings, Inc.
1460 Buffet Way
Eagan, Minnesota 55121
Attention: H. Thomas Mitchell, Esq.
Telephone: (651) 365-2631
Facsimile: (651) 365-2224
with a copy to:
Kirkland & Ellis, LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Gregory Spitzer, Esq.
Telephone: (312) 861-2115
Facsimile: (312) 660-0274
          (b) If given or served by Guarantor, (1) by hand delivery to Landlord, (2) by mailing same to Landlord by U.S. registered or certified mail, postage prepaid, return receipt requested, or (3) by delivery by overnight courier such as Federal Express, all delivered and addressed to Landlord at the following address:
FIGRYANF LLC
c/o Drawbridge Special Opportunities Fund LP
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attn: Constantine M. Dakolias, CCO
and Glenn P. Cummins, CFO
Telephone: (212) 798-6100
Facsimile: (212) 202-3685
with a copy to:
Fortress Investment Group
5221 N. O’Connor Boulevard, Suite 700
Irving, Texas 75039
Attn: David Pettijohn
Telephone: (972) 532-4340
Facsimile: (972) 532-4343
with a copy to:
Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, California 90013-1010
Attn: Marc I. Hayutin, Esq.
Telephone: (213) 896-6018
Facsimile: (213) 896-6600
          (c) All notices, demands, requests or other communications hereunder shall be deemed to have been given or served: (1) if hand delivered, on the date received (or the date delivery is refused) by the recipient party; (2) if delivered by registered or certified mail, three (3) days after the date of posting as marked on the U.S. postage receipt; and (3) if by Federal Express or similar overnight courier service, on the date of receipt (or the date delivery is refused) by the recipient party.
          (d) Either Landlord or Guarantor may from time to time change its address for receiving notices under this Guaranty by providing written notice to the other party in accordance with this Section 10.
     11. Delay; Cumulative Remedies. No delay or failure by Landlord to exercise any right or remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord against Tenant and Guarantor are cumulative.

     12. Jurisdiction; Waiver Of Jury Trial.
          GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY.
          GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LANDLORD EACH HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION OR PROCEEDING WITH RESPECT TO, IN CONNECTION WITH, OR ARISING FROM THIS GUARANTY, OR THE GUARANTY’S VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING (INCLUDING TORT AND CLAIMS FOR BREACH OF DUTY) BETWEEN GUARANTOR AND LANDLORD.
     13. Miscellaneous.
          (a) This Guaranty shall bind Guarantor, its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns.
          (b) The invalidity or unenforceability of any one or more provisions of this Guaranty will not affect any other provision.
          (c) This Guaranty and each and every term and provision thereof shall be construed in accordance with the laws of the State of New York without regard to conflict of law principles.
          (d) Guarantor expressly declares that it knows and understands the contents of this Guaranty and has had an opportunity to consult with legal counsel as to its form and content.
          (e) Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except as set forth in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that writing.
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     IN WITNESS WHEREOF, Guarantor has executed this instrument on the day and year first above written.

“GUARANTOR” BUFFETS, INC., a Minnesota Corporation
By:	/s/ Damon Fraser
	Name:	Damon Fraser
	Title:	Vice President